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                                                                    EXHIBIT 10.9

                             JOINT VENTURE AGREEMENT

This joint Venture Agreement made and entered into on the date first set forth below by and between TEL COM PLUS MIAMI, LLC (hereinafter referred to as "Tel"), a Florida Limited Liability Corporation with principle offices located at 13902
N. Dale Mabry, Suite 149, Tampa, Florida 33618 and EASY CELLULAR, INC., (hereinafter referred to as "Easy"), a corporation, with offices located at 8625 West Sahara Avenue, Las Vegas, Nevada 89117.

WHEREAS the Companies are in the business of administering, forming and assisting in the formation of programs and projects in the telecommunications business.

WHEREAS the Companies desire to work together for the purpose of among other things but not limited to administering, forming and assisting in the formation of telecommunications projects.

                                   WITNESSETH

NOW, THEREFORE, in consideration of the mutual promises set forth below the parties do herein agree:

         1. CONTRIBUTION: The contribution of each party to the Joint Venture is hereby acknowledged to be:

                  A. Easy has obtained a Bell South Telecommunications, Inc. Residential Resellers Agreement for the State of Florida, a copy of which is attached hereto as Exhibit A. Easy will grant to the Joint Venture the exclusive use of such agreement in the "Specified Territory" (Fort Pierce south around the tip of Florida and north to approximately the Fort Myers area).


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                  B.       Easy shall provide to Tel a copy of the PUC order
granting Easy permission to provide alternative local exchange telecommunications service in the areas serviced by Tel, a copy of the PUC order is attached hereto as Exhibit B.

                  C. Easy shall provide any and all other Agreements besides that which has been set forth above, necessary to complete the programs and/or projects of the Joint Venture in the "Specified Territory."

                  D. Tel shall contribute and/or cause to be contributed the funds necessary to complete the programs and/or projects of the Joint Venture (approximately $3,000,000.00).

         2. DISTRIBUTION OF PROCEEDS: The parties hereto agree that distribution of any and all proceeds with respect to the Joint Venture shall be:

                  A. One Hundred Thousand ($100,000.00) Dollars shall be paid to Easy as an initial fee at the rate, Ten (10%) percent, of those funds deposited in the Miami, LLC account, until a total of Six Hundred Thousand ($600,000.00) Dollars has been deposited, the balance then paid at the discretion of Easy.

                  B. The parties hereto acknowledge that the Management Agreement attached hereto as Exhibit C shall be binding.

                  C. Easy will receive a minimum of 35.4% or 1240 Units of Tel. The balance of up to 64.6% will be distributed among the other members of Tel.

         3. TERM: The term of this Agreement shall be for a period of twenty (20) years from the date of execution of this Agreement.

         4. FINANCIAL STATEMENTS: At the end of each calendar quarter during the continuance of the Joint Venture, starting from the execution of this Agreement, a balance sheet and income statement shall be prepared in accordance with generally accepted accounting practices showing the assets and liabilities of the Joint Venture as of such date and the profits and losses of the Joint Venture for the year then ended. Each Party shall be provided with a copy of the financial statements.


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         5.       BANK ACCOUNTS: All profits of the Joint Venture shall be
deposited in a bank or such other depository as may hereafter be agreed upon between the parties, in such account or accounts as shall be designated by them. All withdrawals therefrom are to be made by checks signed by at least two (2) of the parties to this Agreement.

         6. BOOKS AND RECORDS: The parties shall keep proper books of accounts and all transactions of the Joint Venture at its place of business and such books shall be at all reasonable times open to the inspection of any party to this Agreement.

         7. NON DISCLOSURE: The parties to this Agreement recognize and acknowledge that they may have access to certain confidential information with regard to each other and such information constitutes the valuable, special and unique property of each of the parties. The parties shall not, during the term of this Agreement, or after the term of this Agreement disclose any such confidential information concerning the projects, technology, research, documents, methods of manufacture or trade secrets of each other, as well as any and all customers and/or distributor lists to any person, firm, corporation, association or other entity, for any reason whatsoever, nor shall the parties disclose or use such information itself after this Agreement is terminated.

         8.       TERMINATION: This Agreement may be terminated only upon thirty
(30) days notice for cause and only in the event another party fails to perform in accordance with the terms of this Agreement.

         9. BINDING AGREEMENT: The parties hereto respectively, bind themselves to the other parties to this Agreement and to the partners, successors, assigns and legal representatives of such other parties with respect to all covenants of this Agreement. No party to this Agreement shall transfer any interest in this Agreement without the prior written consent of the other parties.

         10. ARBITRATION: Any dispute arising out of this Agreement shall be submitted to arbitration in Pinellas County, Florida in accordance with the rules of the


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American Arbitration Association, any decision arising therefrom shall be enforceable to any Court of competent jurisdiction. Such arbitration shall be governed by the substantive contract laws of the State of Florida.

         11. NOTICE: Any notice required or permitted to be given hereunder shall be sufficient if in writing, and by Certified Mail postage prepaid, addressed as follows:

         TEL:                                EASY:

         13902 N. Dale Mabry                 8625 West Sahara Avenue
         Suite 149                           Las Vegas, Nevada 89117
         Tampa, Florida 33618

         12. RESTRICTIVE COVENANTS: Each party including but not limited to, their directors, officers, employees, agents, associates, etc., acknowledges that the Company's products and services are proprietary in nature and shall have been manufactured, assembled and marketed through the use of customer lists, supplier lists, trade secrets, methods of operations and other confidential information possessed by one party to this Agreement or the other and disclosed in confidence to a party to this Agreement (hereinafter "Trade Secrets") which may not be easily accessible to other persons in the trade. The parties also acknowledges that they will have substantial and ongoing contact with each other's customers and suppliers and will thereby gain knowledge of customer needs and preferences, sources of supply, methods of assembly and other valuable information necessary for the success of Company's business. The parties therefore, covenant and agree (all of which covenants and agreements shall survive termination of this Agreement regardless of the reason therefore) as follows:

         12a.     Each party agrees that they will at no time take any action or make any statement that could discredit the reputation of any other party to this Agreement or their products or services.


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         12b.     During the term of this Agreement, the Parties shall not, own, advise, counsel, assist or engage in, for the purpose of financial gain, profit or pecuniary advantage, any business activity that competes, directly or indirectly, with the business of the Joint Venture within the specified territory.

         12c.     The parties hereto agree that at no time during the term of this Agreement or at any time subsequent to its termination, regardless of the reason therefore, they shall not disclose to any person or entity, or use for personal gain any of the Trade Secrets or any other confidential information of or pertaining to this Joint Venture and/or any of the parties to this Agreement its products and/or services disclosed to or obtained by any party during the term of this Agreement. The parties further agree that they shall not either during the term of this Agreement or subsequent to the termination or expiration, regardless of the reason, disclose or otherwise reveal any of the Trade Secrets and/or proprietary information to any person and/or entity, either directly or indirectly, whether or not for compensation or other remuneration, except in the ordinary course of business while performing duties on behalf of any of the programs and/or projects of the Joint Venture.

         12d.     Within the one (1) year period immediately following the
termination of this Agreement, the parties to this Agreement shall not solicit, induce, aid or suggest to any of the employees, consultants to, or other persons having a substantial contractual relation with the other parties to this Agreement to leave such employ, cease counseling or terminate such contractual relationship.

         The parties acknowledge that the covenants set forth herein will not in any way preclude any party upon termination of this Agreement, from engaging in a lawful profession, trade, or business of any kind or from becoming gainfully employed. The parties to this Agreement recognize that the foregoing items are material to this Agreement and that the failure to abide by such terms shall constitute sufficient cause for termination pursuant to Section 8 set forth above.


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         13.      SEVERABILITY: In the event any provision, or any portion of any provision of this Agreement shall be declared invalid or unenforceable for any reason by a Court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect.

         14. JURISDICTION: This Agreement shall be deemed to have been entered into in the County of Pinellas, State of Florida, and all questions concerning the validity, interpretation or performance of any of its terms or provisions or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of Florida. The parties hereto expressly agree that the proper forum for the resolution of any disputes regarding this Agreement shall be in the County of Pinellas, State of Florida.

         15. LEGAL FEES: In the event that a lawsuit arbitration or other legal proceeding is commenced or instituted as a result of any alleged breach of this Agreement, the prevailing party shall be entitled to any and all damages, as well as any and all costs and expenses, including reasonable attorneys fees.

         16. ASSIGNMENT: The parties hereto agree that they shall be able to assign their respective interest in the Joint Venture set forth herein, on a one time basis, to a corporate entity, after which the parties shall have a fifteen (15) day, first right of refusal to purchase the other parties interest upon any proposed subsequent assignment.

         17. RECORDS: The parties hereto agree that either party shall have the absolute right upon one (1) business days notice, to inspect and/or review the records of the Joint Venture, regardless of which party shall have possession and/or control of said records.

         18. FACSIMILE SIGNATURES: The Parties hereto agree that facsimile signatures affixed to this Agreement shall have the same force and effect as original signatures.


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         19.      ENTIRE AGREEMENT: This Agreement represents the entire
Agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by all the parties to this Agreement.

         WHEREFORE, THE BELOW SIGNED PARTIES HAVE READ THE FOREGOING CO-VENTURE AGREEMENT AND EVIDENCED BY THEIR SIGNATURES SET FORTH BELOW THAT THEY KNOW AND UNDERSTAND THE CONTENTS THEREOF.

TEL COM PLUS MIAMI, LLC             EASY CELLULAR, INC.

February 28, 1997                   February 28, 1997
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Date                                Date


/s/ Tel Com Plus Miami, LLC         /s/ Richard Pollara
----------------------------        ---------------------------
By /s/ Charles Polley               President
   Co-Managing Member


TEL COM MIAMI JOINT VENTURE


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                  ADDENDUM TO JOINT VENTURE AGREEMENT BETWEEN

                TEL COM PLUS MIAMI, LLC AND EASY CELLULAR, INC.

This addendum is made on the date set forth below.

Whereas Tel Com Plus Miami, LLC has set forth that a total of 1950 Units of interest will be acquired by Prime Equities Group, Inc., or its assigns, and that such acquisition will result in approximately Three Million ($3,000,000.00) Dollars being placed in the Tel Com Plus Miami, LLC operating account.

WITNESSETH therefore that to the extent a total of approximately Three Million ($3,000,000.00) Dollars is not placed in the Tel Com Plus Miami, LLC operating account, those units not purchased by Prime Equities Group, Inc., or its assigns, shall be issued to Tel Com Plus, Inc. and Easy Cellular, Inc. in the following manner:

         1. Easy Cellular, Inc. will be issued all available units until such time as they have received a total of One Thousand Four Hundred (1400) units.

         2. Any remaining unsold units shall be issued on the basis of sixty percent (60%) to Easy Cellular, Inc. and Forty percent (40%) to Tel Com Plus, Inc.


February 28, 1997                            February 28, 1997
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Date                                         Date



/s/ Tel Com Plus Miami, LLC                  /s/ Richard Pollara
----------------------------------           -----------------------------------
Tel Com Plus Miami, LLC                      Easy Cellular, Inc.
    By Charles Riley
    Co-Managing Member